Tidal Trust I 485BPOS

Exhibit 99(d)(xxxiii)(2)

SECOND AMENDMENT TO THE

SUB-ADVISORY AGREEMENT

This Second Amendment to the Sub-Advisory Agreement (the “Amendment”) is made as of August 13, 2026, by and between TIDAL INVESTMENTS LLC (the “Adviser”) and UNLIMITED FUNDS, INC. (the “Sub-Adviser”).

BACKGROUND:

A.	The Adviser and the Sub-Adviser are parties to a Sub-Advisory Agreement dated as of August 30, 2022, as amended to date (the “Agreement”).

B.	Pursuant to Section 22 of the Agreement the parties desire to amend and restate Schedule A to the Agreement to add the following new series:

Unlimited Dynamic Leverage Gold ETF
Unlimited Dynamic Leverage Bitcoin ETF
Unlimited Dynamic Leverage Oil ETF
Unlimited Dynamic Leverage US Stocks ETF
Unlimited Dynamic Leverage US Treasuries ETF

C.	This Background section and the Schedule attached to this Amendment are incorporated by reference into, and made a part of, this Amendment.

TERMS:

NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

  The current Schedule A to the Agreement is hereby amended and restated in its entirety as set forth on the Amended and Restated Schedule A attached hereto.

  Miscellaneous.

    Capitalized terms not defined in this Amendment shall have the respective meanings set forth in the Agreement.

    Except as specifically amended by this Amendment, and except as necessary to conform to the intention of the parties hereinabove set forth, the Agreement shall remain unaltered and in full force and effect and is hereby ratified and confirmed.

    The Agreement, as amended hereby, together with its Amended and Restated Schedule A, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by duly authorized representatives as of the date first set forth above.

TIDAL INVESTMENTS LLC

By:	/s/Jay Pestrichelli
Name:	Jay Pestrichelli
Title:	Chief Investment Officer
Date:	8/18/2026

UNLIMITED FUNDS, INC.

By:	/s/Bob Elliott
Name:	Bob Elliott
Title:	Co-Founder, CEO & CIO
Date:	9/4/2026

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Amended and Restated Schedule A

to the

Sub-Advisory Agreement by and between Tidal Investments LLC and Unlimited Funds, Inc.

(August 13, 2026)

Fund Name	Sub-Advisory Fee	Effective Date	Trading Authority	Proxy Voting Authority
Unlimited HFND Multi-Strategy Return Tracker ETF	0.02%	10/10/2022	[ ] Fully Discretionary [ ] Partially Discretionary [X] Non-Discretionary	[ ] Full [ ] Advisory [X] None
Unlimited HFEQ Equity Long/Short ETF	0.02%	7/14/2025	[ ] Fully Discretionary [ ] Partially Discretionary [X] Non-Discretionary	[ ] Full [ ] Advisory [X] None
Unlimited HFGM Global Macro ETF	0.02%	4/14/2025	[ ] Fully Discretionary [ ] Partially Discretionary [X] Non-Discretionary	[ ] Full [ ] Advisory [X] None
Unlimited HFMF Managed Futures ETF	0.02%	7/14/2025	[ ] Fully Discretionary [ ] Partially Discretionary [X] Non-Discretionary	[ ] Full [ ] Advisory [X] None
Unlimited HFEV Event Driven ETF	0.02%	Commencement of Operations	[ ] Fully Discretionary [ ] Partially Discretionary [X] Non-Discretionary	[ ] Full [ ] Advisory [X] None
Unlimited HFFI Fixed Income ETF	0.02%	Commencement of Operations	[ ] Fully Discretionary [ ] Partially Discretionary [X] Non-Discretionary	[ ] Full [ ] Advisory [X] None
Unlimited HFEM Emerging Markets ETF	0.02%	Commencement of Operations	[ ] Fully Discretionary [ ] Partially Discretionary [X] Non-Discretionary	[ ] Full [ ] Advisory [X] None
Unlimited Ultra HFND Multi-Strategy ETF	0.02%	Commencement of Operations	[ ] Fully Discretionary [ ] Partially Discretionary [X] Non-Discretionary	[ ] Full [ ] Advisory [X] None
Unlimited Low-Beta HFND Multi-Strategy ETF	0.02%	Commencement of Operations	[ ] Fully Discretionary [ ] Partially Discretionary [X] Non-Discretionary	[ ] Full [ ] Advisory [X] None
Unlimited Dynamic Leverage Gold ETF	0.02%	Commencement of Operations	[ ] Fully Discretionary [ ] Partially Discretionary [X] Non-Discretionary	[ ] Full [ ] Advisory [X] None
Unlimited Dynamic Leverage Bitcoin ETF	0.02%	Commencement of Operations	[ ] Fully Discretionary [ ] Partially Discretionary [X] Non-Discretionary	[ ] Full [ ] Advisory [X] None
Unlimited Dynamic Leverage Oil ETF	0.02%	Commencement of Operations	[ ] Fully Discretionary [ ] Partially Discretionary [X] Non-Discretionary	[ ] Full [ ] Advisory [X] None
Unlimited Dynamic Leverage US Stocks ETF	0.02%	Commencement of Operations	[ ] Fully Discretionary [ ] Partially Discretionary [X] Non-Discretionary	[ ] Full [ ] Advisory [X] None
Unlimited Dynamic Leverage US Treasuries ETF	0.02%	Commencement of Operations	[ ] Fully Discretionary [ ] Partially Discretionary [X] Non-Discretionary	[ ] Full [ ] Advisory [X] None

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